UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2008

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e)

On December 29, 2008, Aon Corporation (the “Company”) entered into an amendment (the “Amendment”) to the existing employment agreement dated as of July 15, 2005 (the “Employment Agreement”), between the Company and Andrew M. Appel, one of the Company’s named executive officers.  The Amendment is effective as of March 13, 2008.

In connection with Mr. Appel’s assumption of additional responsibilities as Chief Executive Officer of Aon Re Global, the Amendment modifies the Employment Agreement to: (i) provide for an increase in Mr. Appel’s base salary; and (ii) establish each of the annual bonus target and the maximum annual bonus payable to Mr. Appel for performance during 2008 and later years.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit
10.1	Amendment to Employment Agreement between Aon Corporation and Andrew M. Appel.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Richard E. Barry
Richard E. Barry
Vice President and Deputy General Counsel

Date: December 30, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amendment to Employment Agreement between Aon Corporation and Andrew M. Appel.